UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2011
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Form 8-K filed October 24, 2011, the Company expects that flooding at the Company’s primary contract manufacturer in Thailand will have a significant impact on the Company’s operations and its ability to meet customer demand for its fiber optics products.  The company is currently focused on rebuilding the production infrastructure for its impacted product lines, including working with its insurance carriers, banks, customers and business partners in an effort to obtain funding for required capital expenditures.  In addition, for such time as the Company continues efforts to rebuild the affected production infrastructure while experiencing reduced revenues as a result of the floods, the management of the Company has decided to implement various cost reduction measures, including temporary salary reduction, furlough, reduction of discretionary spending, and improve working capital management.

In furtherance of the Company’s cost reduction measures, on November 8, 2011, following the approval of the Compensation Committee of the Company’s Board of Directors, the Company entered into amendments to its employment agreements with its Chief Executive Officer, Chief Financial Officer and each of the other current named executive officers of the Company (the “Named Executive Officers”), pursuant to which each of the Named Executive Officers agreed to a reduction in their annual base salaries.

Pursuant to the employment agreement amendments, effective November 7, 2011, the annual base salaries of the Named Executive Officers were revised as follows:

•	the annual base salary of Reuben F. Richards, Jr., the Company's Executive Chairman and Chairman of the Board, has been decreased by 30%, from $450,444.75 to $315,311.32;

•	the annual base salary of Hong Q. Hou, Ph.D., the Company's Chief Executive Officer and President, has been decreased by 30%, from $450,444.75 to $315,311.32;

•	the annual base salary of Mark Weinswig, the Company’s Chief Financial Officer, has been decreased by 20% from $260,000 to $208,000;

•	the annual base salary of Christopher Larocca, the Company's Chief Operating Officer, has been decreased by 20%, from $260,000 to $208,000;

•	the annual base salary of Charlie Wang, the Company's Executive Vice President, China Operations, has been decreased by 20%, from $230,000 to $184,000; and

•	the annual base salary of Monica Van Berkel, the Company's Chief Administration Officer, has been decreased by 20%, from $222,500 to $178,000.

In addition, effective November 7, 2011 the Company’s Compensation Committee has determined to temporarily suspend the Company’s Outside Directors Cash Compensation Plan.

Cautionary Note Regarding Forward–Looking Statements

This Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934.  These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business.  These forward-looking statements may be identified by the use of terms and phrases such as “expects”, “intends”, “will”, “believes”, “anticipates”, statements that the Company is “seeking to” or undertaking “effort”, or “working with” other parties, to obtain certain future objectives, and similar expressions or variations of these terms or phrases.  We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.  In particular, these forward-looking statements are subject to risks that the salary reductions and other measures undertaken by the Company may not provide sufficient funding to address the impact of the flooding in Thailand on the Company’s business, that further measures may need to be undertaken to raise additional funding, and that any or all of such measures may not be sufficient to offset the adverse effects of the flooding in Thailand on the Company’s business.  In addition, any forward-looking statements are subject to the risks and uncertainties described in our filings with the Securities and Exchange Commission (“SEC”).  Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, which are made as of the date hereof, based on information available to us as of the date hereof.  We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: November 9, 2011	By: /s/ Mark Weinswig Name: Mark Weinswig Title: Chief Financial Officer